Exhibit 99.1

Westlake Completes Acquisition of Epoxy Business

•	Company completes acquisition of Hexion Inc.’s global epoxy business for ~$1.2 billion

•	Leading global supplier of coatings and composites used in wind turbine blades and automotive structural components to expand Westlake’s chemical materials portfolio

•	Epoxy addition reaffirms Westlake commitment to sustainability with materials that benefit renewable energy and the light-weighting of aerospace and automotive industries

HOUSTON – February 1, 2022 – Westlake Chemical Corporation (NYSE: WLK) today announced that it has completed the acquisition of Hexion Inc.’s global epoxy business for approximately $1.2 billion in an all-cash transaction. Based in Rotterdam, The Netherlands, the epoxy business, which will be branded as Westlake Epoxy, is an industry leader in the manufacture and development of specialty resins, coatings and composites for a variety of industries, including high-growth and sustainability-oriented end-uses such as wind turbine blades and light-weight automotive structural components.

“With this transaction, Westlake will significantly expand its integrated business by adding a leading downstream portfolio of coatings and composite products,” said Westlake President and Chief Executive Officer Albert Chao. “Light-weighting is a critical feature for the manufacture of structural components for automobiles and for renewable energy, particularly the composite blades used by wind turbines, and epoxies are key ingredients for these sustainable products. The industries served by Westlake Epoxy are very attractive and the business is expected to be a synergistic addition to Westlake’s existing businesses. We welcome the epoxy employees to the Westlake family and look forward to realizing the tremendous opportunities to grow the combined businesses.”

Westlake Epoxy is a global leading producer of epoxy resins, modifiers and curing agents for high-performance materials, coatings and composites. The fully-integrated business includes upstream base epoxy resins and intermediates delivered as liquid or solid epoxy resins, as well downstream specialty epoxy resins used in coatings and composites. Westlake Epoxy serves numerous industries, including adhesives; aerospace; automotive; civil engineering and construction; composite and wind energy; electronics; electrical laminates; as well as marine and protective coatings.

The acquisition comes after Westlake closed in the third and fourth quarters of 2021 on its acquisitions of the building products businesses of Boral North America; Dimex LLC, which processes recycled plastic materials to manufacture home and lifestyle products, such as landscape edging, home and office matting, and marine deck edging; and LASCO Fittings LLC, a leading manufacturer of injected-molded PVC fittings.

About Westlake

Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, we provide the building blocks for vital solutions — from building and construction, to packaging and healthcare, to automotive and consumer. For more information, visit the company’s website at www.westlake.com.

Contacts

Media Relations – L. Benjamin Ederington – 1-713-960-9111

Investor Relations – Steve Bender – 1-713-960-9111

Forward-Looking Statements

The statements in this release that are not historical statements, including statements regarding the expected benefits of the transaction, including expected synergies and growth, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Westlake’s control. Actual results could differ materially based on risks and uncertainties described in Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) in February 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, which were filed with the SEC in May 2021, August 2021, and November 2021, respectively, recent Current Reports on Form 8-K, and Westlake’s other SEC filings. These filings also discuss some of the important risk factors and other factors that may affect Westlake’s business, results of operations and financial condition. Westlake undertakes no obligation to revise or update publicly any forward-looking statements for any reason.